UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2006

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street; Tower II; Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

The Board of Directors (the “Board”) of Arbinet-thexchange, Inc. (the “Company”) decided in the Company’s and shareholders’ best interests, given the complexity of and growing demands placed upon its directors by, among other things, the provisions of the Sarbanes-Oxley Act of 2002, that the Board needed to attract and retain the most highly qualified non-employee directors. In connection therewith, the Compensation Committee of the Board (the “Compensation Committee”) engaged an independent consulting firm to review director compensation of similarly situated companies, to ascertain current market practices and trends in non-employee director compensation. Based upon the findings of the independent consulting firm, the Compensation Committee approved and recommended to the Board certain changes to the compensation of the Company’s non-employee directors to create a competitive compensation package for the Board’s current and future non-employee directors.

On February 15, 2006, the Board, based upon the recommendation of the Compensation Committee of the Board, unanimously approved the recommended changes to the compensation of the Company’s non-employee directors, including: (i) an increase in the annual retainer fee for each non-employee director to $20,000; (ii) an increase in the in-person Board meeting fee to $2,000 per meeting attended in-person; (iii) an increase in the annual retainer fee for the chairman of the Audit Committee of the Board to $10,000; (iv) an additional annual retainer fee of $5,000 for each member of the Audit Committee of the Board, other than the chairman of the Audit Committee of the Board; (v) the additional reimbursement for all reasonable expenses incurred by a director in connection with attendance at Board meetings or other business conducted at the direction of the Board; and (vi) a modification to the annual stock grant granted to non-employee directors for continued service on the Board of: (a) options to purchase no more than 7,000 shares of the Company’s common stock, $0.001 par value per share; and (b) 7,000 shares of the Company’s restricted common stock, $0.001 par value per share. The options and the restricted stock granted to the non-employee directors shall vest as the Board shall determine, subject to the non-employee director’s continued service as a director.

Additionally, the Board approved an increase in the annual retainer fee paid to the chairman of the Board to $40,000. Such annual retainer fee shall be in lieu of the increased annual retainer fee of $20,000 for each non-employee director. Robert C. Atkinson, a member of the Board, has declined to receive the increased compensation he otherwise would be entitled to receive under the new compensation policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

By:	/s/ Chi K. Eng
Name:	Chi K. Eng
Title:	General Counsel and Secretary

Date: February 22, 2006